Exhibit 99.1

AT THE COMPANY

Brenda Abuaf, Corporate Communications

(800) 831-4826

CHARTERMAC COMPLETES $455 MILLION FIXED-RATE BOND SECURITIZATION

New York, NY – August 18, 2006 – CharterMac (collectively with its subsidiaries, the "Company") (NYSE: CHC) today announced that one of its subsidiaries completed a $455 million, fixed-rate bond securitization transaction with a weighted average term of 8 years. The transaction was completed through the sale of Class A Medium Term Tax-Exempt Multifamily Housing Trust Certificates, Series 2006A (the “Class A Certificates”) to third-party investors.

The purpose of the securitization was to reduce the Company’s floating interest rate exposure with the proceeds being used to retire existing bond securitizations that have floating-rates and shorter terms. As a result, more than 70% of the Company’s capital structure is fixed-rate, based on amounts outstanding at June 30, 2006, as adjusted to include this transaction, the incremental financing to acquire ARCap and hedges associated with the new debt facility put in place at that time.

The Class A Certificates consist of $300 million Series A-1 and $155 million Series A-2 Certificates. The Company contributed 56 fixed-rate, tax-exempt multifamily housing and senior housing revenue bonds totaling approximately $572.5 million in aggregate principal into a trust, out of which was sold $455 million in Class A Certificates to various institutional investors. The Series A-1 and Series A-2 Certificates bear interest at the fixed rate of 4.54% and 4.72% per annum for 7 and 10 years, respectively. A wholly-owned indirect subsidiary of CharterMac retained the subordinated Class B Certificates totaling approximately $117.5 million.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities. The securities offered and sold have not been registered under the Securities Act or any state securities laws. Unless so registered, the certificates may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

About the Company

CharterMac, through its subsidiaries, is one of the nation's leading full-service real estate finance companies. CharterMac offers capital solutions to developers and owners of properties throughout the country and quality investment products to institutional and retail investors. For more information, please visit CharterMac's website at http://www.chartermac.com or contact the Investor Relations Department directly at 800-831-4826.

###

Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in CharterMac's most recent Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission, and include, among others, adverse changes in the real estate markets including, among other things, competition with other companies; interest rate fluctuations; general economic and business conditions, which will, among other things, affect the availability and credit worthiness of prospective tenants, lease rents and the terms and availability of financing for properties financed by mortgage revenue bonds we own; environment/safety requirements; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; risk of default associated with the mortgage revenue bonds and other securities held by us or our subsidiaries; risks associated with providing credit intermediation; risk of loss under mortgage banking loss sharing agreements; the risk that relationships with key investors and developers may not continue; our ability to generate fee income may not continue; and risks related to the form and structure of our financing arrangements.. Such forward-looking statements speak only as of the date of this document. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

###